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                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE                                             April 17, 2000

                    BANCORPSOUTH AND FIRST UNITED BANCSHARES
                            ANNOUNCE MERGER AGREEMENT

EL DORADO, Ark. and TUPELO, Miss. - April 17, 2000 - BancorpSouth, Inc. (NYSE:
BXS) and First United Bancshares, Inc. (NASDAQ: UNTD) said today they have signed a definitive agreement for the merger of BancorpSouth and First United, which would create a six-state regional financial services company.

Under the terms of the agreement which has been approved by the boards of both companies, First United stockholders would receive 1.125 shares of BancorpSouth common stock in exchange for each share of First United stock. The transaction, based on BancorpSouth's closing stock price of $16.00 on April 14, 2000, values each First United share at $18.00, or a premium to First United's closing price on April 14th of approximately 43%, for a total transaction value of approximately $455 million.

The transaction is expected to be completed in the third quarter of this year and to be accounted for as a pooling of interests. Approval of banking regulators and both BancorpSouth and First United shareholders is required. The transaction is expected to be tax-free for First United stockholders. Each party has granted the other an option to purchase up to 19.9% of its outstanding shares in certain circumstances. BancorpSouth expects to incur related after-tax merger and restructuring charges of approximately $20 million. The merger is expected to be accretive to earnings in 2001.

First United, based in El Dorado, Ark., at year-end 1999 had $2.7 billion in assets. It operates 11 affiliate banks and a non-bank subsidiary, First United Trust Company N.A., from 69 banking locations with approximately 1,000 employees in Arkansas, Louisiana and Texas. The company has a strong position in the major markets it serves.

"We are dedicated to our communities, our employees and our shareholders. That is why this merger is such a good fit. BancorpSouth, like First United, has always been very close to the people and communities it serves," said






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James V. Kelley, Chairman of the Board, President and CEO of First United.
"BancorpSouth serves similar markets in Mississippi, Alabama and Tennessee to the ones we serve in Arkansas, Louisiana and Texas. The level of technology and information systems that BancorpSouth brings to this merger would enhance our ability to identify and meet the needs of our customers. BancorpSouth is an ideal partner for us."

"First United's dedicated staff has earned a reputation for expertise and service in its market area. Our similarities are many, and the merging of our companies is an excellent opportunity for us all. Just like First United, we take pride in the fact that we are close to the communities we serve," said Aubrey B. Patterson, Chairman and CEO of BancorpSouth. "We both understand the importance of building long lasting relationships with our customers. In fact, our success and profitability depend on our ability to add value in the lives of our stakeholders - our employees, our shareholders and our customers. By uniting our energies, our bank will leave a regional footprint over six states."

Kelley would become president and chief operating officer of BancorpSouth after the merger, while Patterson would continue as Chairman and CEO. On a combined basis, BancorpSouth would have 13 members on its board of directors, of which four would come from the current First United Board.

The definitive agreement with regard to the transaction has been signed. Each party performed due diligence on the other during the week of April 10th. An additional three-week due diligence period will commence upon the announcement of the transaction during which either party will have the right to terminate the transaction only in the event of a material difference in expectations based upon information presented in the companies' 10-Ks for 1999.

The combined company would have assets of approximately $8.6 billion, deposits of $7.25 billion and shareholders' equity of $758 million. It would operate in Alabama, Arkansas, Louisiana, Mississippi, Tennessee and Texas. The merger would make BancorpSouth the largest Mississippi-based banking company in terms of total assets.

Headquartered in Tupelo, Miss., BancorpSouth is a financial services company with $5.8 billion in assets operating 167 banking and mortgage locations and 170 ATMs in 87 Mississippi, Tennessee and Alabama communities. The Company also provides investment services through its subsidiary, BancorpSouth Investment Services Inc. and insurance services through BancorpSouth Insurance Services. BancorpSouth's common stock is traded on the New York Stock Exchange under the symbol BXS.

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FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology, such as "anticipate," "believe," "estimate," "expect," "may," "might," "will," "would," or "intend." These forward-looking statements include, without limitation, those relating to the Company's future changes, the accretive effect of the merger, accounting and tax treatments of the merger and the effects of the merger.

We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements, due to a variety of factors. Those factors include, but are not limited to, failure to obtain required shareholder or regulatory approvals, the companies' failure to consummate the merger, inability to successfully integrate the companies after the merger, materially adverse changes in the companies' financial conditions, changes in economic conditions and government fiscal and monetary policies, fluctuations in prevailing interest rates, the ability of the Company to compete with other financial services companies, changes in the Company's operating or expansion strategy, geographic concentration of the Company's assets, the ability of the Company to attract, train, and retain qualified personnel, the ability of the Company to effectively market its services and products, the Company's dependence on existing sources of funding, and other factors generally understood to affect the financial results of financial service companies, and other risks detailed from time to time in the Company's news releases and filings with the Securities and Exchange Commission.




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We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

This news release may be deemed to be solicitation material with respect to the proposed merger of BancorpSouth and First United. First United and its directors may be deemed to be participants in the solicitation of proxies with respect to a shareholder meeting to be held in connection with such merger. First United's directors include E. Larry Burrow, Claiborne P. Deming, Al Graves, Jr., Tommy Hillman, James V. Kelley, Roy E. Ledbetter, Michael F. Mahony, Richard H. Mason, Jack W. McNutt, George F. Middlebrook, III, R. Madison Murphy, Robert C. Nolan, Cal Partee, Jr., Carolyn Tennyson and John D. Trimble, Jr. As of February 1, 2000, Claiborne P. Deming, R. Madison Murphy, Robert C. Nolan and Cal Partee, Jr. were the beneficial owners, respectively, of approximately 393,290 (1.55%), 602,440 (2.38%), 531,756 (2.10%) and 465,506 (1.84%) shares of First United
Bancshares, Inc. common stock and each of the other directors of First United beneficially owned less than 1% of the outstanding shares of First United common stock. James V. Kelley has entered into a Stock Bonus Agreement and a Change of Control Agreement with BancorpSouth which will be effective upon closing of the merger.

         In connection with the proposed merger, BancorpSouth will file a registration statement on Form S-4 with the Securities and Exchange Commission. Shareholders of BancorpSouth and First United are encouraged to read the registration statement, including the joint proxy statement/prospectus that will be part of the registration statement, because it will contain important information about the merger, BancorpSouth and First United. After the registration statement is filed with the SEC, it will be available for free, both on the SEC's web site (www.sec.gov) and from BancorpSouth's and First United's corporate secretaries.


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                                 April 17, 2000




Securities and Exchange Commission
Document Control Filing Desk
Mail Stop 1-4
Washington, D.C.  20549

         RE:      Report on Form 8-K of First United Bancshares, Inc. (the
                  "Company")

Gentlemen:

         Enclosed is the current report on Form 8-K of the Company. The report is being filed electronically pursuant to Regulation S-T Item 101(a)(1)(iii). Therefore, manual signatures have not been provided.

         If any questions arise regarding the enclosed report on Form 8-K, please feel free to contact me at your convenience at (501) 680-8800.

                                                  Sincerely yours,


                                                  /s/ Stan D. Smith
                                                  Stan D. Smith

SDS:pal
Enclosure